CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-6 of BLDRS Index Funds Trust of our report dated December 22, 2017, relating to the financial statements and financial highlights of BLDRS Asia 50 ADR Index Fund, BLDRS Developed Markets 100 ADR Index Fund, BLDRS Emerging Markets 50 ADR Index Fund and BLDRS Europe Select ADR Index Fund, which appear in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP Chicago, Illinois January 29, 2018